                                                                  EXHIBIT 23.1


                         INDEPENDENT AUDITOR'S CONSENT

We consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-10647, 333-64213 and 333-81185) of our report dated
January 25, 2002 appearing in the Annual Report on Form 10-K of Acadiana Bancshares, Inc. and Subsidiaries for the year ended December 31, 2001.


/s/ Castaing, Hussey, & Lolan, LLC

New Iberia, Louisiana
March 25, 2002